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                                                                    Exhibit 4.3


                            EMPYREAN DIAGNOSTICS LTD.
                                 (the "Company")

                                STOCK OPTION PLAN

This stock option plan (the "Plan") is adopted in consideration of services rendered and to be rendered by key personnel and consultants to Empyrean Diagnostics Ltd., its subsidiaries and affiliates.

1.       DEFINITIONS

The terms used in this Plan shall, unless otherwise indicated or required by the particular context, have the following meanings:

         Board:              The Board of Directors of Empyrean Diagnostics Ltd.

         Common Stock:       No par value common stock of Empyrean
                             Diagnostics Ltd.

         Company: Empyrean Diagnostics Ltd., a corporation continued into the State of Wyoming, and any successors in interest by merger, operation of law, assignment or purchase of all or substantially all of the property, assets or business of the Company.


         Date of Grant:      The date on which an Option (see below) is granted
                             under the Plan.

         Employee:           A bona fide employee of the Company, subsidiary or
                             management company providing services to the Company, other than investor relations.

         Fair Market Value:  The Fair Market Value of the Option
                             Shares. Such Fair Market Value as of the date shall be reasonably determined by the Board; provided, however, that if there is a public market for the Common Stock, the Fair Market Value of the Option Shares shall be determined in accordance with the following principles.

                             (i) If the Common Stock is traded on a stock exchange on the date in question, the Fair Market Value of the Option Shares will be equal to the closing bid price of Common Stock on the principal exchange on which the Common Stock is then trading as reported by such exchange, or if the Common Stock


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                                      is not traded on such date, then on
                                      the next preceding trading day during
                                      which a sale occurred;

                              (ii)    If the Common Stock is traded
                                      over-the-counter on the Nasdaq National
                                      Market on the date in question, then the Fair Market Value of the Option Shares will be equal to the last sales price of the; Common Stock as reported by Nasdaq, or if the Common Stock is not traded on such date, then on the next preceding trading day;

                              (iii)   If the Common Stock is traded
                                      over-the-counter on the Nasdaq SmallCap
                                      Market, or on the NASD Electronic Bulletin
                                      Board or Pink Sheets on the date in
                                      question, the Fair Market Value of the
                                      Option Shares will equal the mean between the; closing representative bid and asked price for the Common Stock on such date as reported by Nasdaq or the NASD (as the case may be), or if the Common Stock is not traded on such date, then on the mart preceding trading day;

                              (iv) If the Common Stock is not publicly traded on an exchange and is not traded over-the-counter on Nasdaq or the Electronic Bulletin Board or pink Sheets, the Fair Market Value of the Option Shares shall be determined by the Board acting in good faith on such basis as it deems appropriate;

                              (v) If the Option Shares are unregistered securities (whether or not considered "restricted stock" within the meaning of Rule 144 of the Securities Act), or if the Option Shares are subject to conditions, risk of forfeiture, or repurchase rights or rights of first refusal which impair its value, then the Fair Market Valve of the Option Shares shall be subject to such discount to reflect such impairments to value as the Board of Directors may, in. its sole discretion and without obligation to do so, determine to be appropriate; provided, however, no discount shall be given with respect to arty impairments in value attributable to any restrictions which, by its terms, will never lapse; and



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                              (vi)    Anything in subsections (i) through (v)
                                      above to the contrary notwithstanding, in no circumstances shall the Fair Market Value of the Option Shares be less than their par value.

         Incentive Stock
         Option: An Option described in section 9 hereinbelow intended to qualify under section 422 of. the United States Internal Revenue Code of 1986, as amended.

         Key Person:          A person designated by the Board upon whose
                              judgment, initiative and efforts the Company or a Related Company may rely, who shall include any director, officer, full-time employee or consultant of the Company. A Key Person may include a corporation that is wholly-owned and controlled by a Key Person who is eligible for an Option grant, but in no case may the Company grant an option to a legal entity other than an individual. In addition, any such wholly-owned and controlled corporation of a Key Person must provide both the Company and any exchange or over-the-counter market which may be applicable to the Company with a certification and undertaking agreeing not to effect or permit any transfer of ownership or option of shares of such corporation nor to issue further shares of any class in the corporation to any other individual or entity during the period in which the Option remains outstanding.

         Option: The rights granted to a Key Person to purchase Common Stock pursuant to the terms and conditions of an Option Agreement (see hereinbelow).

         Option Agreement:    The written agreement (and any amendment or
                              supplement thereto) between the Company and a Key
                              Person designating the terms and conditions of an Option and attached hereto as Schedule "A".

         Option Shares:       The shares of Common Stock underlying an Option
                              granted to a Key Person.

         Optionee:            A Key Person who has been granted an Option.

         Purchase Price:      The exercise price of the Option Shares.

         Related Company:     Any subsidiary or affiliate of the Company. The
                              determination of whether a corporation is a Related



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                              Company shall be made without regard to whether
                              the entity or the relationship between the entity and the Company now waists or comes into existence hereafter.

2.   PURPOSE AND SCOPE

     (a) The purpose of the Plan is to advance the interests of the Company and its stockholders by affording Key Persons, upon whose judgment, initiative and efforts the Company may rely for the successful conduct of their businesses an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company.

     (b) This Plan authorizes the Board to grant Options to purchase shares of Common Stock to Key Persons selected by the Board while considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors and other matters.

3.   ADMINISTRATION OF THE PLAN

The plan shall be administered by the Board. The Board shall have; the authority granted to it under this section. and under this section and under each other section of the Plan.

In accordance with and subject to the provisions of the Plan, the Board shall select the Optionees, shall determine: (i) the number of shares of Common Stock to 64 subject to each Option, however, in no event may the maximum number of shares reserved for any one individual exceed 5% of the issued and outstanding share capital of the Company; (ii) the time at which each Option is to be granted, (iii) the Purchase Price for the Option Shares, based on the Fair Market Value; (iv) the Option period; and (v) the manner in which the Option becomes exercisable. In addition, the Board shall fix such other terms of each Option as it may deem necessary or desirable. The Board may determine the form of Option Agreement to evidence each Option.

The Board from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company subject to the rules and policies of any exchange or over-the-counter market which is applicable to the Company.

The Board may from time to time make such changes in and additions to the Plan as it may deem proper, subject to the prior approval of the Vancouver Stock Exchange and in the best interests of the Company; provided, however, that no such change or addition shall impair any Option previously granted under the Plan, if the shares are not listed on any exchange, then such approval is not necessary.

Each determination, interpretation or other action made or taken by the Board shall be final., conclusive and binding on all persons, including without limitation, the Company, the



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stockholders, directors, officers arid employees of the Company and the Related
Companies, and the Optionees and their respective successors in interest.

4.   THE COMMON STOCK

The Board is authorized to appropriate, grant options, issue and sell for the purposes of the Plan, a total number of shares of the Company's Common Stock not to exceed 3,855,690, or the number and kind of shares of stock or other securities which in accordance with section 10 shall be substituted for the shares or into which such shares shall be adjusted (representing 20% of the Company's outstanding shades of the Common Stock as at August 25, 1997. All or any unsold shares subject to an Option that for any reason expires or otherwise terminates may again be made subject to Options under the Plan.

5.   ELIGIBILITY

     (a) Options will be granted only to Key Persons. Key Persons may hold more than one Option under the Plan and may hold Options under the Plan and options granted pursuant to other plans or otherwise.

     (b) Options granted and the amendment of any existing Options granted to and exercised by Insiders of the Company, as that term is defined in the Securities Act (British Columbia), shall be subject to shareholder approval.

6.   OPTION PRICE

The Board shall determine the Purchase Price for the Option Shares.

7.   DURATION AND EXERCISE OF OPTIONS

     (a) The option period shall commence on the Date of Grant and shall be up to three (3) years in length subject to the limitations in this section 7 and the Option Agreement.

     (b) Unless otherwise agreed by the Board and approved by the Vancouver Stock Exchange, no Option shall be exercised for a period of six months following the Date of Grant, Thereafter the Option Shares may be exercised, the rate of 25% bi-annually, on a cumulative basis during a vesting period of two years; provided, however, that this limitation shall not apply to the exercise of are Option pursuant to the terms of the relevant Option Agreement upon the Optionee's death.

     (c) During the lifetime of the Optionee, the Option shall be; exercisable only by the Optionee. Subject to the limitations in paragraph (b) above, any Option vested and hold by an Optionee at the time of his death may be exercised by his estate within one year of his death or such longer period as the Board may determine.



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     (d)      In the case of an Optionee who is an employee of the Company or a
              Related Company, if, for any reason (other than death or termination for cause: by the Company or a Related Company), the Optionee ceases to be employed by either the Company or a Related Company, any option held by the Optionee at the time his employment ceases may, at the sole discretion of the Board, be exercised within 30 days after the date that his employment ceased (subject to the limitations at paragraph (a) above), but only to the extent that the option was exercisable according to its terms on the date the Optionee's employment ceased. After such 30 day period, any unexercised portion of an Option shall expire.

     (e) In the case; of an Optionee who is an employee of the Company or a Related Company, if the Optionee's employment by the Company or a Related Company ceases due to the Company's termination of such Optionee's employment for cause, any portion of any Option held by the Optionee which have not been exercised or vested, shall immediately expire. For this purpose "cause" shall mean conviction of a felony or continued failure, after notice, by the Optionee to perform fully and adequately the Optionee's duties.

     (f) Each Option shall be exercised in whole or in part by delivering to the office of the Treasurer of the Company written notice of the number of shares with respect to which the Option is to be exercised and by paying in full the Purchase Price for the Option Shares purchased as set forth in
              Section 8; provided, that an Option may not be exercised in part unless the Purchase Price for the Option Shares purchased is at least $1,000.00.

8.   PAYMENT FOR OPTION SHARES

In the case of all Option exercises, the Purchase Price shall be paid in cash or certified funds upon exercise of the Option.

9.   INCENTIVE STOCK OPTIONS

     (a) The Board may, from time to time, and subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, grant to any Key Person who is an employee eligible to receive Options one, or more Incentive Stock Options to purchase the number of shares of Common Stock allotted by the Board.

     (b) The Purchase Price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option.

     (c) The Option term of each Incentive Stock Option shall be determined by the Board and shall be set forth in the Option Agreement, provided that the Option term shall commence no sooner than from the Date of Grant and shall terminate no



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              later than 5 years from the Date of Grant and shall be subject to possible early termination as set forth in Section 7 hereinabove.

     (d) Any award of incentive Stock Options shall be structured such that the aggregate Fair Market Value of the shares of Common) Stock with respect to which the Incentive Stock Options are exercisable for the first time by an. Option holder during any calendar year under all plans of the Company and Related Companies shall not exceed $500,000.00.

10.  CHANGE IN STOCK, ADJUSTMENTS, ETC.

In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting stockholders which are not changed or exchanged) should be changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company, or, if .further changes or exchanges of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, shall be made (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividends, reclassification, split-up, combination of shares or otherwise), then there shall be substituted for each share of Common Stock that is subject to the Plan, the number and kind of shares of (stock or other securities into which each outstanding share of Common Stock (other than shares held by dissenting stockholders which. arc not changed or exchanged) shall be so changed or for which each outstanding share of Common Stock (other than shares hold by dissenting stockholders) shall be; so changed or for which each such share shall be exchanged. Any securities so substituted shall be subject to similar successive adjustments.

In the event of any such changes or exchanges, the Board shall determine whether, in order to prevent dilution or enlargement of rights, an adjustment should be made in the number, kind, or option price of the shares or other securities then subject to an Option or Options granted pursuant to the Plan and the Board shall make any such adjustment, and such adjustments shall be made and shall be effective and binding for all purposes of the Plan.

11.  RELATIONSHIP OF EMPLOYMENT

Nothing contained in the Plan, or in any Option granted pursuant to the Plan, shall confer upon any Optionee any right with respect to employment by the Company, or interfere in any way with the right of the Company to terminate the Optionee's employment or services at any time.

12.  NON-TRANSFERABILITY OF OPTION

No Option granted under the Plan shall be transferable by the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution, and any attempt to do so shall be null and void.



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13.  RIGHTS AS A STOCKHOLDER

No person shall have any rights as a stockholder with respect to any share covered by an Option until that person shall become the holder of record of such share and, except as provided in Section 10, no adjustments shall be made for dividends or other distributions or other rights as to which there is an earlier record date.

14.  SECURITIES LAWS REQUIREMENTS

No Option Shares shall be issued unless and until, in the opinion of the Company, any applicable registration requirements of the Securities Act (British Columbia) (the "Act") and the Securities Act of 1933, as amended (the "Securities Act") any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, have been fully complied with. Each Option and each Option Share certificate may be imprinted with legends reflecting federal and state securities laws restrictions and conditions, and the: Company may comply therewith and issue "stop transfer" instructions to its transfer agent and registrar in good faith without liability.

15.  DISPOSITION OF SHARES

Each Optionee, as a condition of exercise, shall represent, warrant arid agree, in a form of written certificate approved by the Company, as follows: (i) that all Option Shares arc being acquired solely for his own account and not on behalf of any other person or entity; (ii) that no Option Shares will be sold or otherwise distributed in violation of the Act or the Securities Act, or any other applicable federal or state securities laws; (iii) that if the Optionee is subject to reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Optionee will (a) furnish the Company with a copy of each Form 4 filed by the Optionee, and (b) timely tile all reports required under the federal securities laws; and (iv) that the; Optionee will report all sales of Option Shares to the Company its writing on a form prescribed by the Company.

16.  EFFECTIVE DATE OF PLAN; TERMINATION DATE OF PLAN

The Plan shall be deemed effective as of August 25, 1997. The Plan shall terminate at midnight on August 24, 1999 except as to Options previously granted and outstanding under the Plan at that time. No Options shall be granted after the date on which the Plan terminates. The Plan may be abandoned or terminated at any earlier time by the Board, except with respect to any Options then outstanding under the Plan.



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17.  OTHER PROVISIONS

The following provisions are also in effect under the Plan:

     (a) The use of a masculine gender in the Plan shall also include within its meaning the feminine, and the singular may include the plural, and the plural may include the singular, unless the context clearly indicates to the contrary;

     (b) Any expenses of administering the Plan shall be borne by the Company;

     (c) This Plan shall be construed to be in addition to any and all other compensation plans or programs. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power or authority of the Board to adopt such other additional incentive or other compensation arrangements as the Board may deem necessary or desirable; and

     (d) The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and the rights of any and all personnel having or claiming to have an interest therein or thereunder shall tic, governed by and determined exclusively and solely in accordance with the laws of the State of Wyoming.


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                                  SCHEDULE "A"

                            STOCK OPTION CERTIFICATE
                            EMPYREAN DIAGNOSTICS LTD.
           [To be prepared by the Company and signed by the Recipient]

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED WITH, OR APPROVED OR DISAPPROVED BY, THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR TERRITORIAL SECURITIES REGULATORY AGENCY, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR TERRITORIAL SECURITIES REGULATORY AGENCY REVIEWED OR PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING CONTEMPLATED BY THIS STOCK OPTION CERTIFICATE OR THE ACCURACY OR ADEQUACY OF ANY OFFERING MATERIALS, INCLUDING THE COMPANY'S STOCK OPTION PLAN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL AND IMMEDIATE DILUTION. THERE IS NO PUBLIC MARKET FOR THE SALE OF THESE SECURITIES BY THE RECIPIENT. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS REGISTERED OR QUALIFIED, OR THE RECIPIENT PROVIDES THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, OR ITS LEGAL COUNSEL, THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED BY REASON OF AN EXCEPTION OR OTHERWISE. AS A RESULT, THESE SECURITIES ARE SUITABLE ONLY FOR CERTAIN SOPHISTICATED AND QUALIFIED INVESTORS WHO CAN BEAR THE FINANCIAL RISK OF AN INVESTMENT IN THESE SECURITIES FOR AN INDEFINITE PERIOD OF TIME.

================================================== =========================================================
Name of Recipient............................      _______________________________________________

Legal Address/Domicile of Recipient..........      _______________________________________________

Citizenship of Recipient.....................       [ ] United States               [ ] Other

Number of Option Shares......................
                                                   ------------------------------------

Option Price per Option Share................
                                                   ------------------------------------

Classification of Option.....................       [ ] Non-Qualified Option        [ ] Incentive Option

Vesting......................................       [ ] Fully Vested                [ ] Subject to Vesting
                                                                                        (see section 3)
Option Expiration Date.......................
                                                   ------------------------------------

Option Effective Date........................
                                                   ------------------------------------

U.S. Federal Exemption to be Relied Upon at the     [ ] Rule 701                    [ ] Regulation D
Time of Grant or Exercise (as the case may be)      [ ] Other___________                [ ] Rule 504
                                                             ___________                [ ] Rule 505
                                                                                        [ ] Rule 506
Blue Sky Exemption to be Relied Upon at the Time    [ ] Section 44-1844(14)         [ ] Other ____________
of Grant or Exercise (as the case may be)....       [ ] ________________            [ ] __________________

================================================== =========================================================



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This Stock Option Certificate is entered into between Empyrean Diagnostics Ltd., a Wyoming corporation (the "Company"), whose principal executive office is located at 2238 West Lone Cactus Drive, Suite 200, Phoenix, Arizona 85027, and the Recipient identified above (the "Recipient"), pursuant to that certain Stock Option Plan deemed effective August 25, 1997 as amended on April 27, 1998 (the "Plan"), as such plan may be amended and/or restated from time to time. Subject to the terms of this Stock Option Certificate, the; Recipient's rights to purchase the Option Shares are governed by the Plan, the terms of which are incorporated herein by this reference. Defined terms in this Stock Option Certificate shall have the same meaning as defined terms in the Plan.

     1. GRANT OF OPTION: This Stock Option Certificate certifies that the Company has granted to the Recipient, pursuant to the terms of the Plan, a stock option (the "Option") to purchase, in whole or in part, the number of Option Shares designated above (collectively and severally, the "Option Shares"), representing shares of the common stock, no par value (the "Common Stock") of the Company, at the exercise or Option. Price per Option Share designated above (the "Option Price"), subject to the following terns and conditions.

     2. CAPACITY OF RECIPIENT: This Option is granted to the Recipient in the; following capacity:

         (i)      [ ]  An Employee who is an Executive Officer* of the Company
                       and/or its Affiliates.

         (ii)     [ ]  An Employee other than an Executive Officer* of the
                       Company and/or its Affiliates.

         (iii)    [ ]  A Director of the Company and/or its Affiliates.

         (iv)     [ ]  A Consultant to the Company and/or its Affiliates.

         * An "Executive Officer" is defined as the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function, or any other person who performs similar policy makings functions for the Company.

     3. VESTING CONDITIONS: If the Option Shares are subject to vesting then, subject to section 7(b) of the Plan, the Option Shares will be subject to vesting based upon continued performance of services in the capacity indicated above as follows:




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                                                         Cumulative Vested
                               Vested Number of        Percentage of Option
         Date                    Option Shares                 Shares
         ----                  ----------------        --------------------
                                                                 25%
                                                                 25%
                                                                 25%
                                                                 25%
                               ----------------          -----------------
  Total                                                         100%
                               ----------------          -----------------

     4. EXPIRATION OF OPTION: The right to exercise the Options granted by this Stock Option Certificate shall expire and be null and void ab initio and of no further force or effect to the extent not exercised by 5:00 p.m., (Phoenix
Time), on the Option Expiration Date designated above (the "Option Expiration Date"); provided, however, if the Option Shares arc subject to vesting by reason of the vesting designation set forth in section 3 of this Sock Option Certificate, then pursuant to section 7(d) of the Plan, in the event of termination of Recipient, the expiration date shall be accelerated to thirty
(30) days after the effective date of termination of Recipient.

         NOTE: SHOULD THE RECIPIENT FAIL TO EXERCISE THIS OPTION (TO THE EXTENT
               PERMITTED BY ITS TERMS) THE RECIPIENT SHALL NOT BE ENTITLED TO THE INCOME TAX BENEFITS OF SECTION 422 OF THE CODE (ASSUMING THIS OPTION IS AN INCENTIVE OPTION), AND THIS OPTION, AND THE GRANT AND EXERCISE THEREOF, SHALL BE TREATED, FOR INCOME TAX PURPOSES, AS IF IT WERE A NON-QUALIFIED OPTION.

     5. DELIVERIES: MANNER OF EXERCISE AND PAYMENT: This Option shall be exercised by delivery of the following to the Secretary of the Company at the Company's principal executive offices:

          (A) STOCK OPTION CERTIFICATE: This Stock Option Certificate, duly signed by the Recipient.

          (B) NOTICE: A Notice of Exercise of Stock Option in the form attached to the underlying Stock Option Certificate, duly signed by the Recipient or other Person then entitled to exercise the Option or portion thereof, stating the number of Option Shares to be purchased by exercise of the associated Option.

          (C) PAYMENT: Full payment for the Option Shares to be purchased in immediately available funds in U.S. dollars.

          (D) PROOF OF AUTHORITY: In the event that the Option or portion thereof shall be exercised by any person other than the Recipient pursuant to section 7(c) of the Plan, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.



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


     6. TRANSFER OF OPTION

          (A) EXERCISE: Options may only be exercised by the original Recipient thereof or, to the extent a Transfer is permitted and has been consummated pursuant to subsection 6(b) below, by a permitted transferee of such Options.

          (B) TRANSFER: Options may not be Transferred by a Recipient except upon and following the death of a Recipient, but only to the Recipient's successors as provided in section 7(e) of the Plan.

Any Transfer or exercise of an Option so Transferred in violation of this section 6 shall be null and void ab initio and of no further force and effect.

     7. REPRESENTATIONS, WARRANTIES AND COVENANTS: The Recipient hereby represents, warrants and covenants to the Company, each of which is deemed to be a separate representation, warranty and covenant, whichever the case may be, that:

          (A) DOMICILE: The Recipient's permanent legal residence and domicile, if the Recipient is an individual, or permanent legal executive offices and principal place of business, if the Recipient is an Entity, was and is in the State or territory designated above at both the time of the "offer" and the time of the "sale" of this Option and the Option Share to the Recipient.

          (B) AGE: The Recipient, if a natural person, is age eighteen (18) or over.

          (C) RECEIPT AND REVIEW OF PLAN AND PLAN SUMMARY: The Recipient has received a copy of the Plan and has read and understood the Plan.

          (D) RESTRICTIONS ON TRANSFERABILITY OF OPTION SHARES: The Recipient has burn informed and understands and agrees as follows: (i) there are substantial restrictions on the transferability of the Option Shares as set forth in the Plan, (ii) as a result of such restrictions, (1) it may not be possible; for the Recipient to sell or otherwise liquidate the Option Shares in the case of emergency and/or other need, and the Recipient must therefore be able to hold the; Option Shares until the lapse of said restrictions, (2) the Recipient must have adequate means of ,providing for the Recipient's current needs and personal contingencies, and (3) the Recipient must have no need for liquidity in an investment in the Option Shares; and (iii) the Recipient has evaluated the Recipient's financial resources and investment position in view of the foregoing; and the Recipient is able to bear the economic risk of an investment in the Option Shares.

Each representation, warranty and covenant of. the Recipient shall be deemed made at the time of grant of this Option, shall be deemed remade at any time the Recipient exercises this Option, and shall survive the date of closing with respect to the exercise of the last Option hereunder,

     8. MISCELLANEOUS

          (A) PREPARATION OF STOCK OPTION CERTIFICATE; COSTS AND EXPENSES: This Stock Option Certificate was prepared by the Company solely on behalf of the Company. Each party acknowledges that: (i) he, she or it had the advice of, or sufficient opportunity to obtain the advice; of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transaction contemplated by this Stock Option Certificate are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transaction contemplated by this Stock Option Certificate without duress or coercion. Each party further acknowledges such party was not represented by the legal counsel of any other party hereto in connection with the transaction contemplated by this Stock, Option Certificate, nor was such party under any belief or understanding that such legal counsel was representing his, her or its interests. Except as expressly se forth in this Stock Option Certificate, each party shall pay all legal and other costs and expenses incurred or to be incurred by such party in negotiating and preparing this Stock Option Certificate; in performing due diligence or retaining professional advisors; in performing any transactions contemplated by this Stock Option Certificate; or in complying with such party's covenants, agreements and conditions contained herein. Each party agrees that no conflict, omission or ambiguity in this Stock Option Certificate, or the interpretation thereof, shall be presumed, implied or otherwise construed against the Company or any other party to this Stock Option Certificate on the basis that such party was responsible for drafting this Stock Option Certificate.

          (B) COOPERATION: Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things, and to execute and deliver any documents that may be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out', the intent and provisions of this Stock Option Certificate, all without undue delay or expense.

          (C)  INTERPRETATION

               (I) SURVIVAL: All representations and warranties made; by any party in connection with any transaction contemplated by thus Stock Option Certificate shall, irrespective of any investigation made by or on behalf of any other party hereto, survive the execution and delivery of this Stock Option Certificate. and the performance or consummation of any transaction described in this Stock Option Certificate.

               (II) ENTIRE AGREEMENT/NO COLLATERAL REPRESENTATIONS: Each party expressly acknowledges and agrees that this Stock Option Certificate, together with and subject to the Plan and the Plan Summary: (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements, proposals, commitments, guarantees, assurances, communications, discussions, promises, representations, understandings, conduct, acts, courses of dealing, warranties, interpretations or terms of any kind, whether oral or written (collectively and severally, the "prior agreements"), and that any such prior agreements are of no force or effect except as expressly set forth herein; and
                    (3) may not be varied, supplemented or contradicted by evidence of prior agreements, or by evidence of subsequent oral agreements. No prior drafts of this Stock Option Certificate, and no words or phrases from any prior drafts, shall be admissible into evidence in any action or suit involving this Stock Option Certificate.

              (III) AMENDMENT; WAIVER; FORBEARANCE: Except as expressly
                    provided otherwise herein, neither this Stock Option Certificate nor arty of the terms, provisions, obligations or rights contained herein may be amended, modified, supplemented, augmented, rescinded, discharged or terminated (other than by performance), except as provided in the Plan or by a written instrument or instruments signed by all of the parties to this Stock Option Certificate. No waiver of any breach of any term, provision or agreement contained herein, or of the performance of any act or obligation under this Stock Option Certificate, or of any extension of time for performance; of any such act or obligation, or of any right granted under this Stock Option Certificate, shall be effective and binding unless such waiver shall be in a written instrument or instruments signed by each party claimed to have given or consented to such waiver and each party affected by such waiver. Except to the extent that the party or parties claimed to have given or consented to a waiver may have otherwise agreed in writing, no such waiver shall be deemed a waiver or relinquishment of arty other term, provision, agreement, act, obligation or right granted under this Stock Option Certificate, or any preceding or subsequent breach thereof. No forbearance by a party to seek a remedy for any noncompliance or breach by another party hereto shall be deemed to be a waiver by such forbearing party of its rights' and remedies with respect to such noncompliance or breach, unless such waiver shall be in a written instrument or instruments signed by the forbearing party.

               (IV) REMEDIES CUMULATIVE: The remedies of each party under this
                    Stock Option Certificate are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled, at law or in equity.

               (V) SEVERABILITY: If any term or provision of this Stock Option Certificate or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws, that, and in that event: (1) the performance of the; offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Stock Option Certificate, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable; and (2) the remaining part of thus Stock Option Certificate (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall riot be affected thereby, and shall continue in full force and effect to the fullest extent provided by law.

               (VI) PARTIES IN INTEREST: Notwithstanding anything else; to the contrary herein, nothing in this Stock Option Certificate; shall confer any rights or remedies under or by reason of this Stock Option Certificate on any persons other than the parties hereto and their respective successors and assigns, if any, as may be permitted under the Plan or hereunder, nor shall anything in this Stock Option Certificate relieve or discharge the obligation or liability of any third person to any party to this Stock Option Certificate, nor shall any provision give any third person any right of subrogation or action over or against any party to this Stock Option Certificate.

              (VII) NO RELIANCE UPON PRIOR REPRESENTATION: Each party
                    acknowledges that: (i) no other party has made any oral representation or promise which would induce them prior to executing this Stock Option Certificate to change their position to their detriment, to partially perform, or to part with value in reliance upon such representation or promise; and (ii) such party has not so changed its position, performed or parted with value prior to the time of the execution of this Stock Option Certificate, or such party has taken such action at its own risk.

             (VIII) HEADINGS; REFERENCES; INCORPORATION; "PERSON"; GENDER;
                    STATUTORY REFERENCES: The headings used in this Stock Option Certificate are for convenience and reference purposes only, and shall not be used in construing, or interpreting the scope or intent of this Stock Option Certificate or any provision hereof. References to this Stock Option Certificate shall include all amendments or renewals thereof. All cross-references in this Stock Option Certificate, unless specifically directed to another agreement or document, shall be construed only to refer to provisions within this Stock Option Certificate, and shall not be construed to be referenced to the overall transaction or to any other agreement or document. Any Exhibit referenced in this Stock Option Certificate shall be construed to be incorporated in this Stock Option Certificate by such reference. As used in this Stock Option Certificate, the term "person" is defined in its broadest sense as any individual, entity or fiduciary who has legal standing to enter into this Stock Option Certificate such as, by way of example and not limitation, individual or natural persons and trusts. As used in this Stock Option Certificate, each gender shall be deemed to include the other gender, including neutral genders appropriate for entities, if applicable, and the singular shall be doomed to include the plural, and vice versa, as the context requires. Any reference to statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

          (D)  ENFORCEMENT

               (I) APPLICABLE LAW: This Stock Option Certificate and the rights and remedies of each party arising out of or relating to this Stock Option Certificate (including, without limitation, equitable remedies) shall (with the exception of the Securities Act and the Blue Sky Laws) be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles) of the State of Arizona, as if this Stock Option Certificate were made, and as if its obligations are to be performed, wholly within the State of Arizona.

               (II) CONSENT TO JURISDICTION; SERVICE OF PROCESS: Any "action or proceeding" (as such term is defined below) arising out of or relating to this Stock Option Certificate shall be filed in and heard and litigated solely before the state courts of Arizona located within the County of Maricopa, Each party generally and unconditionally accepts the exclusive jurisdiction of such courts and venue therein; consents to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint in accordance with the notice provisions of this Stock Option Certificate; and waives any defense or right to object to venue in said courts based upon the doctrine of "forum non conveniens." The term "action or proceeding" is defined as any and all claims, suits, actions, hearings, arbitrations or other similar proceedings, including appeals and petitions therefrom, whether formal or informal, governmental or non-governmental, or civil or criminal.

              (III) WAIVER OF RIGHT TO JURY TRIAL: Each partly hereby waives such party's respective right to a jury trial of any claim or cause of action based upon or arising out of this Stock Option Certificate. Each party acknowledges that this waiver is a material inducement to each other party hereto to enter into the transaction contemplated hereby; that each other party has already relied upon this waiver in entering into this Stock Option Certificate; and that each other party will continue to rely on this waiver in their future dealings. Each party warrants and represents that such party has reviewed this waiver with such party's legal counsel, and that such party has knowingly and voluntarily, waived its jury trial rights following consultation with such legal counsel.

          (E) SUCCESSORS AND ASSIGNS: All of the representations, warranties, covenants, conditions and provisions of this Stock Option Certificate shall be binding upon and shall inure to the benefit of each party and such party's respective successors and permitted assigns, spouses, heirs, executors, administrators, and personal and legal representatives.

         (F) NOTICES: Except as otherwise specifically provided in this Stock Option Certificate, all notices, demands, requests, consents, approvals or other communications (collectively and severally called "notices") required or permitted to be given hereunder shall be given in accordance with the notice provisions in the Plan.

         (G) COUNTERPARTS: This Stock Option Certificate may be =cited in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of this Stock Option Certificate may be detached from any counterpart of this Stock Option Certificate and reattached to any other counterpart of this Stock Option Certificate identical in form hereto by having attached to it one or more additional signature pages.

        WHEREFORE, the parties hereto have executed this Stock Option Certificate in the City of Phoenix, State of Arizona, effective as of the Option Effective Date first set forth above.

        COMPANY:

        EMPYREAN DIAGNOSTICS LTD.
        a Wyoming corporation

       By:
          ------------------------------
           Stephen Hayter, President

RECIPIENT:**


----------------------------------------

** By execution hereof, the Recipient acknowledges prior receipt of the Stock
   Option Plan.

                                   Attachment
                                       to
                            Stock Option Certificate

                       NOTICE OF EXERCISE OF STOCK OPTION
          [To be signed by the Recipient only upon exercise of Option]

TO:       Secretary
          Empyrean Diagnostics Ltd.
          2238 West Lone Cactus Drive
          Suite 200
          Phoenix, AZ  85027

The undersigned, the holder of Options under that certain Stock Option Certificate dated effective the _____ day of _______________, 1998 between Empyrean Diagnostics Ltd., a Wyoming corporation (the "Company") and the undersigned (the "Recipient"), hereby irrevocably elects, in accordance with the terms and conditions of that certain Stock Option Plan deemed effective as of August 27, 1997 as it may be amended from time to time (the "Plan"), under which the Stock Option Certificate was granted, to exercise the undersigned's Option under the Plan to purchase __________________________________________
(_________)(1) shares of the common stock, no par value ("Common Stock") of the Company (collectively and severally, the "Option Shares"), for the aggregate purchase price of _____________________
_______________________________________________ ($_____________)(2)

         (1) Insert number of Option Shares as specified in the Stock Option Certificate which are vested Option Shares (as defined by the Plan) which the Recipient's Option to purchase.

         (2) Number of Option Shares to be exercised as specified above multiplied by the Option Price per share (_________ per share).

The Recipient hereby remakes, reaffirms and reacknowledges all agreements, representations, warranties and covenants set forth in the; Stock Option Certificate as of the date of the Recipient's notice, all of which shall survive the Closing with respect to the shares of Common Stock purchased hereby.

If the Option (i) is a Non-Qualified Option, (ii) was granted to the Recipient as an Employee, and (iii) the Recipient is art Employee as of the date of his, her or its exercise of the Option, the Recipient acknowledges that the Company shall withhold from the compensation of the Recipient such amounts as may be sufficient to satisfy any federal, state and/or local withholding tax requirements incident to such exercise and the Recipient shall remit to the Company any additional amounts which may be required.

The Recipient hereby acknowledges that the following legend (or any variation thereof determined appropriate by the Company) will be placed on the share certificate or certificates for the Option Shares to comply with applicable federal, state or territorial securities laws.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN (1) REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, IN REFERANCE UPON AN EXEMPTION FROM REGISTRATION AFFORDED BY SUCH ACT INCLUDING, WITHOUT LIMITATION, RULE 701 TO SECTION 3(b) OF THE SECURITIES ACT OF 1933, OR (2) REGISTERED OR QUALIFIED, AS THE CASE MAY BE, UNDER THE SECURITIES LAWS OF ANY STATE OR TERRITORY OF THE UNITED STATES WHICH MAY BE APPLICABLE, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION OR QUALIFICATION, AS THE CASE MAY BE, AFFORDED BY SUCH STATE OR TERRITORIAL SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR THE HOLDER'S OWN ACCOUNT FOR INVESTMENT PURPOSES AND NOT WITH A VIEW FOR RESALE OR DISTRIBUTION. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS (A) THEY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 AS WELL AS UNDER THE SECURITIES LAWS OF ANY STATE OR TERRITORY OF THE UNITED STATES AS MAY THEN BE APPLICABLE, OR (B) THE TRANSFER AGENT (OR THE COMPANY IF THEN ACTING AS ITS TRANSFER AGENT) IS PRESENTED WITH EITHER A WRITTEN OPINION SATISFACTORY TO COUNSEL FOR THE COMPANY OR A NO-ACTION OR INTERPRETIVE LETTER FROM THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND ANY APPLICABLE STATE OR TERRITORIAL SECURITIES REGULATORY AGENCY TO THE EFFECT THAT SUCH REGISTRATION OR QUALIFICATION, AS THE CASE MAY BE,ITS NOT REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE OR TRANSFER.


                                    ------------------------------------------
                                    Signature

                                    ------------------------------------------
                                    Print Name

                                    ------------------------------------------
                                    Address

                                    ------------------------------------------
                                    Date


         (SIGNATURE MUST CONFORM IN ALL RESPECTS TO NAME OF THE RECIPIENT, UNLESS THE UNDERSIGNED IS THE RECIPIENT'S SUCCESSOR, IN WHICH CASE THE UNDERSIGNED MUST SUBMIT APPROPRIATE PROOF OF THE RIGHT OF THE UNDERSIGNED TO EXERCISE THE OPTION)